For Immediate Release

FORWARD INDUSTRIES REPORTS FIRST QUARTER RESULTS:
 EPS OF $.21 VS. $.03 AS NET SALES INCREASE 98% TO $8.9 MILLION

CELL PHONE PRODUCT SALES INCREASE SHARPLY

Pompano Beach, FL, January 20, 2005 - Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced results for its first quarter ended December 31, 2004.

First Quarter 2005 Financial Highlights - Compared to first quarter 2004 results:

  Total net sales increased $4.4 million or 98% to $8.9 million.

  Cell phone product sales increased $3.5 million or 166% to $5.6 million, driven by sales of "in-box" cases for new launches of Motorola and Nokia phones.

  Overall demand for diabetic cases remained strong as sales rose $500,000 or 26% to $2.4 million, driven by particularly strong demand from one major OEM customer.

  Sales of other carrying solutions rose $405,000 or 84% to $880,000.

  Net income increased more than six-fold to a record $1.37 million or $.21 per diluted share, from $192,000 or $.03 per diluted share.

The tables below set forth the Company's unaudited condensed consolidated statements of income for the quarters ended December 31, 2004 and 2003, the unaudited consolidated balance sheet as of December 31, 2004, and the audited balance sheet as of September 30, 2004 and are derived from the Company's unaudited, condensed consolidated financial statements included in its Form 10-QSB filed today with the Securities and Exchange Commission.  Please refer to the Form 10-QSB for further information regarding the Company's results of operations, financial condition and complete financial statements relating to the quarter ended December 31, 2004, as well as our Form 10-KSB for the fiscal year ended September 30, 2004 and our Form 8-K filed December 22, 2004 for additional information.

Jerome E. Ball, Chairman and Chief Executive Officer of Forward, commented: "We are extremely pleased to report an outstanding start to fiscal 2005, which comes on the heels of a strong 2004.  We achieved significant sales increases across all our product lines and are especially pleased with the extraordinarily sharp increase in sales of our cell phone products to Motorola and Nokia resulting from bundling our products with their launches of new handsets.  We also recorded increased sales under our license agreement with Motorola."

Mr. Ball continued, "Because of our relatively fixed cost structure and robust sales growth, our operating expenses, as a percentage of sales, declined to 16.3% from 28.9% in the prior year period.  This contributed to setting an all-time quarterly net income record for Forward."

Forward Industries, Inc. News Release January 20, 2005	Page 2

Mr. Ball further stated, "We closed the quarter in a solid financial position, with $3.0 million in cash, no long-term debt, and working capital of $8.5 million.  Additionally, approximately 1.75 million stock options held by executives and other employees are presently in the money, of which approximately 1.12 million expire by December 31, 2005.  Although the exercise of these options will have a further dilutive effect on earnings per share in future quarters, we expect to receive additional cash, the amount of which will depend on the number of options exercised."

Mr. Ball concluded, "We are very optimistic about our overall prospects for the year and we look forward to reporting our performance."

About Forward Industries
Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment.  The Company sells its products directly to original equipment manufacturers and also markets a line of Carry Solutions under the "Motorola" brand name.  Forward's products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com.

Statements in this press release other than statements of historical fact are "forward-looking statements."  Such statements are subject to certain risks and uncertainties, identified from time to time in the Company's filings with the Securities and Exchange Commission, that could cause actual results to differ materially from those reflected in any forward-looking statements.  These forward-looking statements represent the Company's judgment as of the date of the release.  The Company disclaims, however, any obligation to update these forward-looking statements.

CONTACT:	-or-	INVESTOR RELATIONS COUNSEL
Forward Industries, Inc.		The Equity Group Inc.
Jerome E. Ball, CEO		Loren Mortman
(954) 419-9544		(212) 836-9604
lmortman@equityny.com
www.theequitygroup.com

Forward Industries, Inc. News Release January 20, 2005	Page 3

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,
	2004	2003
Net sales.............................................................	$8,915,890	$ 4,492,973
Cost of goods sold............................................	5,685,795	3,023,293
Gross profit........................................................	3,230,095	1,469,680

Operating expenses:
Selling....................................................... .	765,516	728,222
General and administrative.......................	708,772	572,133
Total operating expenses....................	1,474,288	1,300,355

Income from operations....................................	1,755,807	169,325

Other income:
Interest income.........................................	13,307	2,226
Other income - net....................................	71,322	41,597
Total other income ..............................	84,629	43,823

Income before provision for income taxes.......	1,840,436	213,148
Provision for income taxes.................................	475,400	21,611

Net income ..........................................................	$1,365,036	$ 191,537

Net income per common and common equivalent share
Basic........................................................	$0.22	$0.03
Diluted.....................................................	$0.21	$0.03

Weighted average number of common and common equivalent shares outstanding
Basic........................................................	6,247,405	6,025,046
Diluted.....................................................	6,660,289	6,327,112

Forward Industries, Inc. News Release January 20, 2005	Page 4

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2004	2004
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents..............................................................	$2,981,360	$4,487,415
Accounts receivable - net ...............................................................	7,051,067	3,609,559
Inventories.........................................................................................	1,421,394	811,694
Prepaid expenses and other current assets...................................	201,118	190,076
Deferred tax asset..............................................................................	164,413	164,413
Total current assets........................................................................	11,819,352	9,263,157

Property, plant, and equipment - net..................................................	292,670	264,043
Deferred tax asset.................................................................................	234,199	617,199
Other assets...........................................................................................	44,967	44,967
TOTAL ASSETS.............................................................................	$12,391,188	$10,189,366

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable..............................................................................	$2,745,837	$1,813,543
Accrued expenses and other current liabilities...............................	567,169	757,026
Total current liabilities.....................................................................	3,313,006	2,570,569

Commitments and contingencies.........................................................

Shareholders' equity:
Preferred stock, 4,000,000 authorized shares, par value $.01; none issued...........................................................................................................	--	--
Common stock, 40,000,000 authorized shares, par value $.01; 6,852,831 and 6,789,931 shares issued at December 31, 2004 and September 30, 2004, respectively (including 563,493 held in treasury, respectively).....	68,528	67,899
Paid-in capital.......................................................................................	9,042,059	8,948,339
Retained earnings (accumulated deficit)............................................	820,754	(544,282)
	9,931,341	8,471,956
Less: Cost of shares in treasury..........................................................	(853,159)	(853,159)
Total shareholders' equity................................................................	9,078,182	7,618,797

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...............	$12,391,188	$10,189,366

####